Exhibit 99.1

SoundHound Announces Closing of Business Combination

April 27, 2022 09:00 AM Eastern Daylight Time

SANTA CLARA, Calif.--(BUSINESS WIRE)--SoundHound AI, Inc. (“SoundHound”), a global leader in voice artificial intelligence (“voice AI”) today announced the completion of the previously announced business combination (the “Business Combination”) between SoundHound Inc. and Archimedes Tech SPAC Partners Co. (“Archimedes”), a special purpose acquisition company. The combined company is called SoundHound AI, Inc. and will begin trading on Nasdaq under the new ticker symbol “SOUN” on April 28, 2022. The Business Combination was approved at a special meeting of Archimedes’s stockholders on April 26, 2022. Upon closing of the Business Combination, the previously-trading units and subunits of Archimedes ceased to trade and were separated into their component parts.

The successful completion of the Business Combination continues SoundHound’s momentum over recent months with respect to key customers and expansion of its experienced and visionary executive team. These previously announced events included Netflix selecting SoundHound as a partner for its RDK platform solution, a multi-year agreement with Qualcomm to bring SoundHound’s voice AI technology to Snapdragon platforms, an announcement with SNAP to provide auto captioning for Snapchatter videos, and an expanded partnership with VIZIO to voice-enable the majority of VIZIO’s TVs and collaborate on interactive experiences. SoundHound was also recently named Frost & Sullivan Best Practices Company of the Year in North American Automotive Connected Voice Assistance Industry and expanded its leadership team with new executive appointments, including Nitesh Sharan, Chief Financial Officer, and Zubin Irani, Chief Revenue Officer.

The Business Combination will allow SoundHound to continue its forward momentum in the rapidly growing voice AI market, where voice assistants are forecast to exceed the number of humans on earth, at 8.4 billion by 2024. SoundHound is at the forefront of innovation, delivering quality voice-enabled experiences for brands to grow customer loyalty and deliver continued value. Today’s announcement comes at a time of rapid growth and transformation for SoundHound, as it surpassed one billion voice queries on its platform in the past year.

“Entering the public markets is a huge milestone for SoundHound and I am incredibly proud of our team and what we’ve accomplished together,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound. “It is also an important milestone in the voice AI industry that an independent voice platform like ours can be a disruptor and provide more choice to businesses that want to enhance their customer experience with voice. Becoming a public company opens the door for expanded opportunities and to work with customers and partners across industries to continue our mission to voice-enable the world around us.”

Dr. Eric Ball, former Chairman of Archimedes and now Chair of SoundHound’s audit committee, said, “SoundHound’s breakthrough voice technology has already been adopted by leading brands in multiple sectors using voice AI. As a public tech company, SoundHound will be able to pursue invigorated growth, and additional royalties from its products, subscription from its services, and monetization from voice commerce opportunities. The company will have the resources to amplify its innovation and commercial outreach to new customers. With the completion of this merger between Archimedes and SoundHound, we are excited to finish this chapter and look forward to the voice-enabled future powered by the newly publicly traded SoundHound.”

Transaction Details

As a result of the Business Combination, SoundHound has received significant proceeds to fund its accelerating new client-acquisition and expansion plans. Upon closing of the Business Combination, Dr. Eric Ball, former Chairman of Archimedes, joined SoundHound’s Board of Directors.

Advisors

Guggenheim Securities, LLC is serving as financial advisor and capital markets advisor to SoundHound. Ellenoff Grossman & Schole, LLP is serving as legal advisor to SoundHound.

Cantor Fitzgerald & Co., Northland Securities, Inc., Wedbush Securities Inc., EarlyBirdCapital, Inc., and IB CAPITAL LLC served as capital markets advisors and Loeb & Loeb LLP served as legal advisor to Archimedes.

About SoundHound

SoundHound, a leading innovator of conversational intelligence, offers an independent voice AI platform that enables businesses across industries to deliver best-in-class conversational experiences to their customers. Built on proprietary Speech-to-Meaning® and Deep Meaning Understanding® technologies, SoundHound’s advanced voice AI platform provides exceptional speed and accuracy and enables humans to interact with products and services like they interact with each other—by speaking naturally. SoundHound is trusted by companies around the globe, including Hyundai, Mercedes-Benz, Pandora, Deutsche Telekom, Snap, VIZIO, KIA, and Stellantis. www.soundhound.com

Important Information and Where to Find It

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements, which are based on estimates, assumptions, and expectations. Actual results and performance could differ materially and adversely from those expressed or implied in forward-looking statements. SoundHound does not undertake any obligation to update any forward-looking statements, except as required by law.

Contacts

Media Contact:

SoundHound

Lisa Flattery

(408) 441-3294

PR@SoundHound.com